                                                                  EXHIBIT NO. 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1996
                                                              -------------------
                                                                        EARNINGS
                                                              SHARES    PER SHARE
                                                              ------    ---------
                                                                (IN THOUSANDS)
Weighted average shares outstanding.........................  94,122      $2.71
                                                              ======      =====
Primary
  Average shares outstanding................................  94,122
  Common stock equivalents..................................     647
                                                              ------
                                                              97,769       2.69
                                                              ======      =====
Fully Diluted
  Average shares outstanding................................  94,122
  Common stock equivalents..................................     678
                                                              ------
                                                              94,800       2.69
                                                              ======      =====

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1995
                                                              -------------------
                                                                        EARNINGS
                                                              SHARES    PER SHARE
                                                              ------    ---------
                                                                (IN THOUSANDS)
Weighted average shares outstanding.........................  83,892      $2.37
                                                              ======      =====
Primary
  Average shares outstanding................................  83,892
  Common stock equivalents..................................     509
                                                              ------
                                                              84,401       2.36
                                                              ======      =====
Fully Diluted
  Average shares outstanding................................  83,892
  Common stock equivalents..................................     593
                                                              ------
                                                              84,485       2.36
                                                              ======      =====

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